UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported in a Current Report on Form 8-K, dated August 11, 2011, Empire Resorts, Inc. (the “Company”) received a Nasdaq Staff Determination Letter on August 16, 2011 indicating that the Company failed to comply with the minimum bid price requirement for continued listing and that the Company’s common stock was, therefore, subject to delisting from The Nasdaq Global Market. The Company requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to review the Staff Determination, which request stayed the suspension of the Company’s common stock, and such hearing was held on October 6, 2011. The Company informed the Panel that it will ask shareholders to approve a one-for-three reverse stock split in order to regain compliance with the minimum bid price requirement. On October 28, 2011, the Company was informed that the Panel granted the Company’s request to remain listed on The Nasdaq Global Market subject to our ability to evidence on or before December 31, 2011 a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2011

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
	Name:	Joseph A. D’Amato
	Title:	Chief Executive Officer